UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: May 25, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
On May 25, 2007, Agilysys, Inc. (“Agilysys”) and its wholly-owned subsidiary, Agilysys NJ, Inc., entered into a definitive agreement to acquire Innovative Systems Design, Inc. (“Innovative”) for $100 million in cash, subject to a working capital adjustment (the “Agreement”). If the Closing Working Capital, as defined in the Agreement, is less than the Working Capital Target, as defined in the Agreement, the former stockholders of Innovative will pay Agilysys the amount of such shortfall. For a period of 18 months following the closing, $7.5 million of the purchase price will be held in escrow, and such amount may be used to pay any working capital adjustment due to Agilysys or to cover certain indemnification payments which the former stockholders of Innovative may be required to make to Agilysys. If the Closing Working Capital is greater than the Working Capital Target, Agilysys will pay the former stockholders of Innovative the amount of such excess.
In addition to the $100 million purchase price, Agilysys will pay an earn-out of two dollars for every dollar of earnings before interest, taxes, depreciation, and amortization, or EBITDA, greater than $50 million in cumulative EBITDA over the first two years after consummation of the acquisition. The earn-out will be limited to a maximum payout of $90 million.
There are no material relationships between Agilysys or its affiliates and Innovative other than in respect of the Agreement.
This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 7.01  Regulation FD Disclosure
On May 25, 2007, Agilysys, Inc. issued a press release announcing that it entered into a definitive agreement to acquire Innovative Systems Design, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01  Financial Statements and Exhibits
(d) Exhibits

10.1	Agreement and Plan of Merger by and Among Agilysys, Inc., Agilysys NJ, Inc. and Innovative Systems Design, Inc.

99.1	Press release issued by Agilysys, Inc. dated May 25, 2007, announcing that it entered into a definitive agreement to acquire Innovative Systems Design, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: June 1, 2007

Exhibit Index

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and Among Agilysys, Inc., Agilysys NJ, Inc. and Innovative Systems Design, Inc.

99.1	Press release issued by Agilysys, Inc. dated May 25, 2007, announcing that it entered into a definitive agreement to acquire Innovative Systems Design, Inc.